UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: October 27, 2015
(Date of earliest event reported)

FORD MOTOR COMPANY
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-3950	38-0549190
(Commission File Number)	(IRS Employer Identification No.)

One American Road, Dearborn, Michigan	48126
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 313-322-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))
[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

Ford Motor Company (“Ford”) hereby incorporates by reference its news release dated October 27, 2015, which is furnished as Exhibit 99 hereto.

Ford will conduct two conference calls on October 27, 2015 to review third quarter 2015 financial results. Beginning at 9:00 a.m., Ford President and Chief Executive Officer Mark Fields and Executive Vice President and Chief Financial Officer Bob Shanks will host a conference call to discuss Ford’s 2015 third quarter results. Investors may access this presentation by dialing 1-877-280-4962 (or 1-857-244-7319 from outside the United States). The passcode for either telephone number is a verbal response of “Ford Earnings.”

At 11:00 a.m., Ford Vice President and Treasurer Neil Schloss, Ford Vice President and Controller Stuart Rowley, and Ford Motor Credit Company Chief Financial Officer Marion Harris will host a conference call focusing on Ford Motor Credit Company’s 2015 third quarter results. Investors may access this presentation by dialing 1-888-339-2688
(or 1-617-847-3007 from outside the United States). The passcode for either telephone number is a verbal response “Ford Fixed Income.”

Representatives of the investment community will have the opportunity to ask questions on both conference calls, as will representatives of the news media on the first call.

The presentations (listen-only) and supporting materials will be available at www.shareholder.ford.com.

Investors also may access replays of the presentations beginning after 12:00 p.m. the day of the event through November 4, 2015 by dialing 1-888-286-8010 (or 1-617-801-6888 from outside the United States). The passcode for replays of the earnings call is 52103350; the passcode for replays of the fixed income call is 69831959. All times referenced above are in Eastern Time.

Please note that Exhibit 99 to this Form 8-K discusses various financial measures “excluding special items” and/or with other adjustments. The most directly comparable financial measures calculated and presented in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”) are these same measures including special items and/or without adjustments. Ford believes that showing these measures on a basis that excludes special items and/or includes other adjustments is useful to investors, because it allows investors to evaluate Ford’s results excluding or adjusting for items related to Ford’s efforts to match production capacity and cost structure to market demand and changing model mix, as well as items that Ford does not necessarily consider to be indicative of earnings from ongoing operating activities.

In addition, Exhibit 99 discusses Ford’s key cash metrics, Automotive operating-related cash flow (which Ford believes best represents the ability of its Automotive operations to generate cash), Automotive gross cash (including cash and cash equivalents and net marketable securities), and net interest. Ford believes that Automotive operating-related cash flow is useful to investors because it includes elements that Ford considers to be related to its operating activities (e.g., capital spending), and excludes cash flow elements that Ford does not consider to be related to the ability of its operations to generate cash. The most comparable GAAP measure is Cash flows from operating activities of continuing operations on Ford’s statement of cash flows. The most comparable GAAP measure for Automotive gross cash is the sum of the individual line items on Ford’s balance sheet for each of the elements within that measure (Cash and cash equivalents and Marketable securities). Net interest primarily measures profit variances driven by changes in Ford’s Automotive sector’s centrally managed net interest (primarily interest expense, interest income, and other adjustments).  The most comparable GAAP measure for net interest is the sum of Interest expense, interest income, and gains/losses on the majority of Ford’s investments which are reported in Automotive interest income and other income/(loss), net on Ford’s income statement.

Item 9.01. Financial Statements and Exhibits.

EXHIBITS*

Designation	Description	Method of Filing

Exhibit 99	News release dated October 27, 2015	Furnished with this Report

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORD MOTOR COMPANY
(Registrant)

Date: October 27, 2015	By:	/s/ Corey M. MacGillivray
Corey M. MacGillivray
Assistant Secretary

*
Any reference in the attached exhibit(s) to Ford's corporate website(s) and/or other social media sites or platforms, and the contents thereof, is provided for convenience only; such websites or platforms and the contents thereof are not incorporated by reference into this Report nor deemed filed with the Securities and Exchange Commission.

EXHIBIT INDEX

Designation	Description

Exhibit 99	News release dated October 27, 2015